Exhibit 10.67
16th August 2006
Mrs Lee Soon Siew Kuan
Vice President-Logistics
Trio-Tech (SIP) Co., Ltd
No. 5 Xing Han Street, Block B #06-01/02, Room 6
FAX No. 65-62596355
Dear Mrs. Lee
RENTAL OFFER FOR READY-BUILT FACTORY (RBF) FLATTED FACOTRY — H1 TYPE BLOCK A #04-11/12 (335 SQM) AT NO. 5 XING HAN STREET (PREMISES) IN SUZHOU INDUSTRIAL PARK (SIP)
1.	As requested, we are pleased to forward herewith the rental offer for above said premises for your acceptance.

2.	The main terms and conditions are as follows:

Premises	: Block A #04-11/12
Address	: No. 5 Xing Han Street
Building Type	: H1 Flatted Factory
Floor Area	: 335 square meters
Term of Tenancy	: Two (2) years and Two (2) Months
(including two months rent free period)
Rent Free Period	: Two (2) months rent free period (one each at the beginning and end of the lease term)
Rental Rate	: RMB 20 per sqm per month
Facility Charge	: RMB 15 per sqm per month
Service Charge	: RMB 8.30 per sqm per month
Remarks	: Offer subject to availability

Ascendas-Xinsu Development
(Suzhou) Co Ld
5 Xing Han Street Block E
Suzhou 215021
Telephone (86) 512 6761 3383
Facsimile (86) 512 6761 9141
Website www.ascendas.com

3.	Please sign and stamp on the last page of the attached Letter of Rental Offer and return it to us.

4.	Please do not hesitate to contact us if you have any queries.
Yours faithfully,
Karen Tee
Deputy General Manager

Ascendas-Xinsu Development
(Suzhou) Co Ld
5 Xing Han Street Block E
Suzhou 215021
Telephone (86) 512 6761 3388
Facsimile (86) 512 6761 9141
Website www.ascendas.com

RENTAL OFFER FOR READY-BUILT FACTORY (RBF) FLATTED FACOTRY — H1 TYPE BLOCK A #04-11/12 (335 SQM) AT NO. 5 XING HAN STREET (PREMISES) IN SUZHOU INDUSTRIAL PARK (SIP)
We are pleased to offer a tenancy of the Premises subject to the following terms and conditions:-
1.0	Description of Premises

1.1	Property

Block A (H1 Series) Flatted Factory in Phase 1, which had been mortgaged to the Bank of China (“Bank”) for the Landlord’s financing purpose.

1.2	Location

No.5 Xing Han Street, Block A, Postal Code 215021, Suzhou Industrial Park, People’s Republic of China.

1.3	Built-up Area of RBF

Approximately 335 square meters.

2.0	Term & Rent Free Period

2.1	Term of the Tenancy

For the Premises, the lease term is Two (2) years and Two (2) months commencing from the date of possession (handover).

2.2	Rent Free Period

There shall be Rent Free Periods totaling two months in parts:-
a)	First Rent Free Period is commencing from date of possession;

b)	Second Rent Free Period is at the end of lease term.
The First Rent Free Period and Second Rent Free Period shall collectively call Rent Free Period during which you shall not be required to pay Rent. However, you are required to pay the Facilities Charge and the Service

Ascendas-Xinsu Development
(Suzhou) Co Ld
5 Xing Han Street Block E
Suzhou 215021
Telephone (86) 512 6761 3388
Facsimile (86) 512 6761 9141
Website www.ascendas.com

Charge at the rate stipulated in Clause 3.4 respectively and all other charges (if any).

The Rent Free Period is part of the special package granted to you and in the event that the Tenancy is prematurely terminated due to the fault of you, Rent shall become payable immediately for the enjoyed Rent Free Period at the rate stated in Clause 3.1 hereof.

2.3	Rent Period

A period of Twenty Four (24) months commencing from the Possession (handover) Date.

3.	Rent, Facilities Charge, Service Charge & Deposits

3.1	Rent

At the yearly rent of RMB Yuan Eighty Thousand Four Hundred Only (RMB 80,400.00) to be paid by equal quarterly installments of RMB 20,100.00 each without demand and in advance without deduction on the 1st day of each of the months of January, April, July and October (“the Due Date”) in every year of the Term the first of such payments to be made as stipulated in the Tenancy Agreement at our office or at such other offices as we may designate calculated at the rental rate of RMB 20.00 per square metre per month of the Built-up Area of the Premises. The Rent shall be payable with effect from the Possession Date.

3.2	Facilities Charge

At the rate of RMB Yuan Sixty Thousand Three Hundred Only (RMB 60,300.00) per annum payable in advance on the same dates and in the same manner as for Rent by quarterly installment of RMB 15,075.00 calculated at the rate of RMB 15.00 per square meter per month of the Built-up Area of the Premises as charges for the facilities provided by us, including provision of power supply system, water supply system, sewer discharge system to the Building and bicycle parking etc.

Ascendas-Xinsu Development
(Suzhou) Co Ld
5 Xing Han Street Block E
Suzhou 215021
Telephone (86) 512 6761 3388
Facsimile (86) 512 6761 9141
Website www.ascendas.com

3.3	Security Deposit

At an amount equivalent to three (3) months’ Rent and Facilities Charge of RMB Yuan Thirty Five Thousand One Hundred and Seventy Five Only (RMB 35,175.00), based on RMB 35 psm/month (i.e. RMB 20+RMB15) shall be paid in cash upon signing of this Letter of Offer by telegraphic transfer/cash payment.

The Security Deposit shall be the security deposit as required under the Tenancy Agreement and shall not at any time be deemed as payment of all or any part of the Rent and shall be used in accordance with the provisions herein contained and against the breach of the Tenancy Agreement. In the event that after the commencement of the tenancy, you, for whatever reasons fail to complete the full Term of the tenancy, we shall be entitled to forfeit the Security Deposit.

3.4	Service Charge

At the rate of RMB Yuan Thirty Three Thousand Three Hundred and Sixty Six Only (RMB 33,366.00) per annum payable in advance on the same dates and in the same manner as for Rent by quarterly installment of RMB 8,341.50 calculated at the rate of RMB 8.30 per square meter per month of the Built-up Area of the Premises as charges for estate management services undertaken by us.

3.5	Utility Deposit

The Utility Deposit shall be in cash for the sum equivalent to three (3) months of the Rent and the Facilities Charge RMB Yuan Thirty Five Thousand One Hundred and Seventy Five Only (RMB 35,175.00) based on RMB 35 psm per month to serve as a security of your due performance of your obligation to pay all utility-related charges under the Tenancy Agreement. The Utility Deposit shall be valid from the Date of Possession of the Premises until at least ninety (90) days after the expiry of the Term.

3.6	Stamp Duties/Legal Fees/Other Government Taxes

The Rent quoted above is inclusive of land use fees, property tax and connection and enhancement fees for water, electricity and sewerage for the

Ascendas-Xinsu Development
(Suzhou) Co Ld
5 Xing Han Street Block E
Suzhou 215021
Telephone (86) 512 6761 3388
Facsimile (86) 512 6761 9141
Website www.ascendas.com

Premises up to the capacity stated in the Tenancy Agreement which have been paid upfront by us to the Chinese Authorities.

However, you are required to bear your own legal fees, governmental taxes and stamp fees incurred for this tenancy transaction unless otherwise dictated by the Chinese laws.

3.7	Currency for Payment

The Rent, Facilities Charge, Security Deposit, Service Charge and any sum payable under this offer or the Tenancy Agreement, shall be paid in Renminbi (“RMB”)

3.8	Interest

The Tenant shall pay interest at the rate of five per cent (5%) above the prevailing 12-month working capital lending rate of the People’s Bank of China in respect of any outstanding monies due and payable under the Tenancy from the due dates until full payment is received by the Landlord.

4.0	Additional Terms

4.1	Usage

Your usage of the Premises shall be subject to the approval of the Suzhou Industrial Park Administrative Committee and other relevant authorities.

4.2	Electrical Design Load

The maximum electrical design load that applies to the Premises is 250 VA per square metres (“the design load”). The tenant shall at its own cost and expense, be responsible for the engineering connections from the building to the premises. Should you require additional electrical load, we may at our discretion arrange for such higher electrical load to be supplied to the Premises and the costs of such arrangement shall be borne by you. In addition, you shall bear the additional fees or such fees to be imposed by the Chinese authorities and any charges and expenses in relation to the increased load.

Ascendas-Xinsu Development
(Suzhou) Co Ld
5 Xing Han Street Block E
Suzhou 215021
Telephone (86) 512 6761 3388
Facsimile (86) 512 6761 9141
Website www.ascendas.com

4.3	Restoration of the Premises

Immediately prior to the termination of the Term of tenancy, you shall restore the Premises in all respects to its original state and condition at the Date of Possession, if so required by us. The restoration works shall include but not limited to the demolition of any structure or building constructed by you therein, redecoration and painting the interior of the Premises to our satisfaction.

In the event that you fail in any way to observe or perform your obligations as provided in this Clause, without prejudice to any other rights and remedies we may have against you, we may:
(a)	execute such work for such restoration and redecoration; and

(b)	recover all costs and expenses thereof from you including the Rent, Service Charge, tax and other amounts which we would have been entitled to receive from you had the period within which such restoration and redecoration are effected by us been added to the Term of tenancy.

4.4	Further Term

On your written request made not less than three (3) months before the expiration of the Term of tenancy and if there shall not at the time of such request be any existing breach by you of any of the terms and conditions of the Tenancy Agreement, we shall grant you, at your cost and expense, a further lease term as may be permitted under the laws of the PRC and agreed mutually by the parties in writing at the revised rent and facilities charges to be determined by us but any increase in rent and facilities charge shall not exceed 30% of the current Rent and the Facilities Charge and containing, inter alia, the terms and conditions of the Tenancy Agreement subject to such variations or modifications as may be imposed by us with the exception of and without the present provision for renewal.

4.5	Force Majeure

In the event that any of the parties shall be rendered unable to perform within the stipulated time the whole or any part of its obligations under this offer by reason of Force Majeure, the time limit for the performance of this offer or any provision thereof shall be extended for a period corresponding to the effects

Ascendas-Xinsu Development
(Suzhou) Co Ld
5 Xing Han Street Block E
Suzhou 215021
Telephone (86) 512 6761 3388
Facsimile (86) 512 6761 9141
Website www.ascendas.com

of such Force Majeure, Force Majeure refers to any occurrence beyond the reasonable control of the Parties such as:
(i)	fire, flood, storm, typhoon, explosion, landslide, tempest, earthquake or any natural calamities;

(ii)	war, riot, civil commotion or unrest, military actions or similar events in the Estate or Suzhou Municipality.
The party affected by the event of Force Majeure shall inform the other party in the shortest possible time after the occurrence of such event and provide the other party with documents sufficiently evidencing the cause, nature and severity of the occurrence of such event as soon as possible.

Upon the occurrence of an event of Force Majeure, the parties shall use their best endeavours to reduce the effects of such event on the performance of this offer to a minimum.

4.6	Non Assignability Or Transfer Of Rights Under This Offer

You shall not assign, transfer, part with or share your interest under this offer without our prior written consent.

4.7	Confidentiality

You shall agree to keep this offer and all information exchanged in connection therewith confidential at all times.

You shall further agree to co-ordinate with each other on all press releases and other public announcements to be made in connection with this offer.

4.8	Settlement of Dispute

Any dispute arising from the Agreement shall be settled amicably. Failing such amicable settlement, then the dispute shall be settled by proceedings in the courts of Suzhou.

Ascendas-Xinsu Development
(Suzhou) Co Ld
5 Xing Han Street Block E
Suzhou 215021
Telephone (86) 512 6761 3388
Facsimile (86) 512 6761 9141
Website www.ascendas.com

4.9	Possession Date

You shall be required to take possession of the Premises on the same date as Unit Block A #04-13/16 or such other later date as may be mutually agreed in writing (“the Expiry Date”), failing which we shall be entitled to forfeit the Security Deposit whereupon this offer shall cease to have any legal or other effect whatsoever and we shall be completely discharged and released from any liability, obligation, responsibility or duty whatsoever whether arising from or in connection with this offer or otherwise and you shall not have any claim, action, remedy or recourse whatsoever against us.

5.0	Validity of Offer & Execution of Tenancy Agreement

5.1	Tenancy Agreement

The lease for the premises shall be incorporated and execute under same Tenancy Agreement for Block A #04-13/16 on or before two months from the date of possession, or such other later date as may be mutually agreed in writing (“the Expiry Date”), failing which we shall be entitled to forfeit the Security Deposit. Provided that in the event that we are unable for any reason whatsoever to execute the Tenancy Agreement on or before the Expiry Date, we shall return the Security Deposit without interest to you whereupon this offer shall cease to have any legal or other effect whatsoever and we shall be completely discharged and released from any liability, obligation, responsibility or duty whatsoever whether arising from or in connection with this offer or otherwise and you shall not have any claim, action, remedy or recourse whatsoever against us.

The Tenancy Agreement shall include the terms of this offer and forthwith upon acceptance of this offer, you may commence negotiation with regard to the remaining terms and conditions of the Tenancy Agreement other than the terms of this offer.

5.2	Mode of Acceptance

This offer shall lapse if we do not receive all of the following by 21 August 2006.
a.	Letter of acceptance;

b.	Payment of the three (3) months Security Deposit.

c.	Certificate of incorporation or a copy of Business License, when available.

d.	Payment of the three (3) months Utility Deposit.

Ascendas-Xinsu Development
(Suzhou) Co Ld
5 Xing Han Street Block E
Suzhou 215021
Telephone (86) 512 6761 3388
Facsimile (86) 512 6761 9141
Website www.ascendas.com

For payment, our bank account details are as follows:

Payee’s Name	: ASCENDAS-XINSU DEVELOPMENT (SUZHOU) CO., LTD.
USD Account No	: 412-08415208096014
RMB Account No	: 412-08415208091001
Bank	: Bank of China Suzhou Industrial Township Sub-Branch

Ascendas-Xinsu Development
(Suzhou) Co Ld
5 Xing Han Street Block E
Suzhou 215021
Telephone (86) 512 6761 3388
Facsimile (86) 512 6761 9141
Website www.ascendas.com